EXHIBIT INDEX TO FORM N-SAR
                OF MASSMUTUAL CORPORATE INVESTORS
                  FOR PERIOD ENDED JUNE 30, 2000






EXHIBIT NO.          DESCRIPTION


77I                  Terms of New or Amended Securities

77Q(d) Copies of Revolving Credit Agreement and Amendment to Note Purchase Agreement

77Q(e)               New or Amended Investment Advisory Contract







For Period Ended 06/30/00
File No. 811-2183



77I  Terms of New or Amended Securities

Registrant entered into a Revolving Credit Agreement with Fleet National Bank as of June 29, 2000, and issued an unsecured promissory note in the principal amount of $25,000,000, maturing on May 31, 2005. The interest rate on the outstanding revolving loans is determined for period of one, three or six months ( as selected by Registrant) and is set an annual rate equal to LIBOR (London Interbank Offered Rate) plus 0.37%. Registrant also agreed to pay an up-front fee equal to 0.10% on the total commitment.

Massachusetts Mutual Life Insurance Company ("MassMutual") also agreed to extend its loan with Registrant for an additional seven years. The parties have signed a term sheet but have not yet entered into definitive documentation. The loan from MassMutual comes due in November 2000.











For Period Ended 06/30/00
File No. 811-2183



77Q(d) Copies of Revolving Credit Agreement and Amendment to Note Purchase
       Agreement








                           REVOLVING CREDIT AGREEMENT
                           --------------------------

                                  BY AND AMONG

                         MASSMUTUAL CORPORATE INVESTORS

                                      AND

                              FLEET NATIONAL BANK


                     Dated as of the 29th day of June, 2000
                     --------------------------------------

                               TABLE OF CONTENTS
                               -----------------

(S)1.  DEFINITIONS AND RULES OF INTERPRETATION..............................   1
     (S)1.1. Definitions....................................................   1
             -----------
     (S)1.2.  Rules of Interpretation.......................................   9
              -----------------------
(S)2.  THE REVOLVING CREDIT FACILITY........................................   9
     (S)2.1.  Commitment to Lend............................................   9
              ------------------
     (S)2.2.  Facility Fee..................................................  10
              ------------
     (S)2.3.  Voluntary Reduction of Commitment.............................  10
              ---------------------------------
     (S)2.4.  The Note......................................................  10
              --------
     (S)2.5.  Interest on Revolving Credit Loans............................  10
              ----------------------------------
     (S)2.6.  Requests for Revolving Credit Loans...........................  11
              -----------------------------------
     (S)2.7.  Conversion Options............................................  11
              ------------------
     (S)2.8.  Funds for Revolving Credit Loan...............................  12
              -------------------------------
     (S)2.9.  Maturity......................................................  12
              --------
     (S)2.10.  Mandatory Repayments of Revolving Credit Loans...............  12
               ----------------------------------------------
     (S)2.11.  Optional Repayments of Revolving Credit Loans................  12
               ---------------------------------------------
(S)3.  CERTAIN GENERAL PROVISIONS...........................................  13
     (S)3.1.  Funds for Payments............................................  13
              ------------------
     (S)3.2.  Computations..................................................  13
              ------------
     (S)3.3.  Inability to Determine LIBOR Rate.............................  14
              ---------------------------------
     (S)3.4.  Illegality....................................................  14
              ----------
     (S)3.5.  Additional Costs, Etc.........................................  14
              ---------------------
     (S)3.6.  Capital Adequacy..............................................  16
              ----------------
     (S)3.7.  Certificate...................................................  16
              -----------
     (S)3.8.  Indemnity.....................................................  16
              ---------
     (S)3.9.  Interest After Default........................................  17
              ----------------------
(S)4.  REPRESENTATIONS AND WARRANTIES.......................................  17
       ------------------------------
     (S)4.1.  Authority.....................................................  17
              ---------
     (S)4.2.  Governmental Approvals........................................  18
              ----------------------
     (S)4.3.  Title to Properties; Leases...................................  18
              ---------------------------
     (S)4.4.  Financial Statements..........................................  18
              --------------------
     (S)4.5.  No Material Changes, Etc......................................  18
              ------------------------
     (S)4.6.  Franchises, Patents, Copyrights, Etc..........................  19
              ------------------------------------
     (S)4.7.  Litigation....................................................  19
              ----------
     (S)4.8.  No Materially Adverse Contracts, Etc..........................  19
              ------------------------------------
     (S)4.9.  Compliance with Trust Instruments, Laws, Etc..................  19
              --------------------------------------------
     (S)4.10.  Filings with the Commission..................................  19
               ---------------------------
     (S)4.11.  Tax Status...................................................  20
               ----------
     (S)4.12.  No Event of Default..........................................  20
               -------------------
     (S)4.13.  Investment Company Act and Nature of Business................  20
               ---------------------------------------------
     (S)4.14.  Compliance with Margin Rules.................................  20
               ----------------------------
     (S)4.15.  Non-Affiliation with Bank....................................  20
               -------------------------
     (S)4.16.  No Common Control or Officers, Directors, Etc................  20
               ---------------------------------------------
     (S)4.17.  Subsidiaries, etc............................................  21
               -----------------
(S)5.  AFFIRMATIVE COVENANTS OF THE BORROWER................................  21
       -------------------------------------
     (S)5.1.  Punctual Payment..............................................  21
              ----------------

        (S)5.2.  Maintenance of Office......................................  21
                 ---------------------
        (S)5.3.  Records and Accounts.......................................  21
                 --------------------
        (S)5.4.  Financial Statements, Certificates and Information.........  21
                 --------------------------------------------------
        (S)5.5.  Notices....................................................  22
                 -------
        (S)5.6.  Existence; Maintenance of Properties.......................  22
                 ------------------------------------
        (S)5.7.  Insurance..................................................  23
                 ---------
        (S)5.8.  Taxes......................................................  23
                 -----
        (S)5.9.  Inspection of Properties and Books, Etc....................  23
                 ---------------------------------------
        (S)5.10.  Compliance with Laws, Contracts, Licenses, and Permits....  23
                  ------------------------------------------------------
        (S)5.11.   Use of Proceeds..........................................  24
                   ---------------
        (S)5.12.  Investment Company Act and Nature of Business.............  24
                  ---------------------------------------------
        (S)5.13.  Maintenance of Babson Contract............................  24
                  ------------------------------
        (S)5.14.  Extension of MassMutual Agreement.........................  24
                  ---------------------------------
        (S)5.15.  Further Assurances........................................  24
                  ------------------
(S)6.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER...........................  24
       ------------------------------------------
        (S)6.1.  Restrictions on Indebtedness...............................  25
                 ----------------------------
        (S)6.2.  Restrictions on Liens......................................  25
                 ---------------------
        (S)6.3.  Restrictions on Investments................................  26
                 ---------------------------
        (S)6.4.  Merger, Consolidation and Disposition of Assets............  27
                 -----------------------------------------------
        (S)6.5.  No Restrictions on Pledge..................................  27
                 -------------------------
        (S)6.6.  Compliance with MassMutual Agreement.......................  27
                 ------------------------------------
        (S)6.7.  Non-Affiliation with the Bank..............................  27
                 -----------------------------
        (S)6.8.  ERISA......................................................  28
                 -----
        (S)6.9.  Existence as Investment Company and Maintenance of Investment
                 -------------------------------------------------------------
         Objective..........................................................  28
         ---------
(S)7.  FINANCIAL COVENANT OF THE BORROWER...................................  28
       ----------------------------------
        (S)7.1.  Ratio of Assets Minus Liabilities (other than Total Funded
                 ----------------------------------------------------------
         Debt) to Total Funded Debt.........................................  28
         --------------------------
(S)8.  CLOSING CONDITIONS...................................................  28
       ------------------
        (S)8.1.  Loan Documents.............................................  28
                 --------------
        (S)8.2.  Certified Copies of Organizational Documents...............  28
                 --------------------------------------------
        (S)8.3.  Authorization Action.......................................  28
                 --------------------
        (S)8.4.  Incumbency Certificate.....................................  28
                 ----------------------
        (S)8.5.  Financial Condition........................................  29
                 -------------------
        (S)8.6.  Regulatory Approvals.......................................  29
                 --------------------
        (S)8.7.  Opinion of Counsel.........................................  29
                 ------------------
(S)9.  CONDITIONS TO ALL BORROWINGS.........................................  29
       ----------------------------
        (S)9.1.  Representations True; No Event of Default..................  29
                 -----------------------------------------
        (S)9.2.  Proceedings and Documents..................................  29
                 -------------------------
        (S)9.3.  MassMutual Agreement.......................................  30
                 --------------------
(S)10.  EVENTS OF DEFAULT; ACCELERATION; ETC................................  30
        ------------------------------------
        (S)10.1.  Events of Default and Acceleration........................  30
                  ----------------------------------
        (S)10.2.  Termination of Commitment.................................  32
                  -------------------------
        (S)10.3.  Remedies..................................................  32
                  --------
(S)11.  SETOFF..............................................................  33
        ------
(S)12.  EXPENSES............................................................  33
        --------
(S)13.  INDEMNIFICATION.....................................................  33
        ---------------

(S)14.  SURVIVAL OF COVENANTS, ETC..........................................  34
        --------------------------
(S)15.  NOTICES, ETC........................................................  34
        ------------
(S)16.  GOVERNING LAW.......................................................  35
        -------------
(S)17.  HEADINGS............................................................  35
        --------
(S)18.  COUNTERPARTS........................................................  35
        ------------
(S)19.  ENTIRE AGREEMENT, LOST NOTE, ETC....................................  35
        --------------------------------
(S)20.  WAIVER OF JURY TRIAL................................................  36
        --------------------
(S)21.  CONSENTS, AMENDMENTS, WAIVERS, ETC..................................  36
        ----------------------------------
(S)22.  COMMERCIAL TRANSACTION; PREJUDGMENT REMEDY WAIVER...................  36
        -------------------------------------------------
(S)23.  USURY...............................................................  37
        -----
(S)24.  ASSIGNMENT; PARTICIPATION...........................................  37
        -------------------------
(S)25.  SEVERABILITY........................................................  39
        ------------

Exhibits
--------

Exhibit A Promissory Note of Borrower
Exhibit B Loan Request
Exhibit C Compliance Certificate


Schedules
---------

Schedule 4.17 Subsidiaries, etc.
Schedule 6.1 Indebtedness

                           REVOLVING CREDIT AGREEMENT
                           --------------------------

     This REVOLVING CREDIT AGREEMENT is made as of the 29th day of June, 2000, by and among MASSMUTUAL CORPORATE INVESTORS (the "Borrower"), a Massachusetts business trust having its principal place of business at 1295 State Street, Springfield, Massachusetts 01111, and FLEET NATIONAL BANK (the "Bank").

     (S)1.  DEFINITIONS AND RULES OF INTERPRETATION.

          (S)1.1. Definitions. The following terms shall have the meanings set
                  -----------
forth in this (S)1 or elsewhere in the provisions of this Credit Agreement referred to below:

     Affiliate.  Has the meaning ascribed to the term "Affiliated Person" in the
     ---------
Investment Company Act and the rules and regulations thereunder.

     Affiliated Person. Has the meaning ascribed to that term in the Investment
     -----------------
Company Act and the rules and regulations thereunder.

     Balance Sheet Date.  December 31, 1999.
     ------- ----- ----

     Bank.  Fleet National Bank and any other Person who becomes an assignee of
     ----
any rights and obligations of the Bank.

     Bank's Head Office  777 Main Street, Hartford, Connecticut.
     ------ ---- ------

     Bank's Special Counsel.  Bingham Dana LLP.
     ------ ------- -------

     Base Rate.  The higher of (a) the variable annual rate of interest
     ---- ----
announced from time to time by the Bank at its principal office in Boston, Massachusetts as its "base rate" or "prime rate" (which rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer) and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three funds brokers of recognized standing selected by the Bank.

     Base Rate Loans.  Revolving Credit Loans bearing interest calculated by
     ---- ---- -----
reference to the Base Rate.

     Borrower.  As defined in the preamble hereto.
     --------

     Business Day.  Any day other than a Saturday or Sunday on which banking
     -------- ---
institutions in Hartford, Connecticut are open for the transaction of banking business and which is a LIBOR Business Day.

     Capitalized Leases.  Leases under which the Borrower is the lessee or
     ----------- ------
obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

     Closing Date.  The first date on which the conditions set forth in (S)9
     ------- ----
have been satisfied and any Revolving Credit Loans are to be made hereunder.

     Code.  The Internal Revenue Code of 1986, as amended or modified or any
     ----
successor thereto.

     Commission. The Securities and Exchange Commission.
     ----------

     Commitment.  $25,000,000, or such lesser amount to which the Bank's
     ----------
commitment to make Revolving Credit Loans to the Borrower pursuant to the terms hereof is reduced or, if such commitment is terminated pursuant to the provisions hereof, zero.

     Conversion Request.  A notice given by the Borrower to the Bank of the
     ---------- -------
Borrower's election to convert or continue in accordance with (S)2.7.

     Credit Agreement.  This Revolving Credit Agreement, including the Schedules
     ------ ---------
and Exhibits hereto.

     Default.  See (S)10.1
     -------

     Default Rate.  The Base Rate plus two percent (2%).
     ------------

     Dollars or $.  Dollars in lawful currency of the United States of America.
     -------    -

     Drawdown Date.  The date on which any Revolving Credit Loan is made or is
     -------- ----
to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with (S)2.7.

     Environmental Laws.  Any judgment, decree, order, law, license, rule or
     ------------- ----
regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment.

     ERISA.  The Employee Retirement Income Security Act of 1974.
     -----

     ERISA Affiliate.  Any Person which is treated as a single employer with the
     ----- ---------
Borrower under (S)414 of the Code.

     ERISA Reportable Event.  A reportable event with respect to a Guaranteed
     ----- ---------- -----
Pension Plan within the meaning of (S)4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Event of Default.  See (S)10.1.
     ----- -- -------

     Facility Fee.  See (S)2.2.
     -------- ---

     Generally Accepted Accounting Principles or generally accepted accounting
     --------- -------- ---------- -------------------------------------------
principles. (a) When used in (S)(S)4.4 and 5.4, (i) principles promulgated or
----------
adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on December 31, 1999, and (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended December 31 1999, and
(b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Guaranteed Pension Plan.  Any employee pension benefit plan within the
     ---------- ------- ----
meaning of (S)3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Indebtedness. All obligations, contingent and otherwise, that in accordance
     ------------
with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) indebtedness arising under or in connection with any judgment; (d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit or bonds; (e) all obligations in respect of banker's acceptances and under reverse repurchase agreements; (f) all obligations in respect of Capitalized Leases, and (g) all obligations in respect of hedging arrangements and derivative securities, including, without limitation, swaps.

     1934 Act. The Securities Exchange Act of 1934, as amended from time to
     --------
time.

     Interest Payment Date.  (a) As to any Base Rate Loan, the last day of each
     -------- ------- ----
calendar quarter during which such Loan is outstanding, including the quarter ending immediately following the Drawdown Date thereof; and (b) as to any LIBOR Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

     Interest Period.  With respect to each Revolving Credit Loan (i) initially,
     ---------------
the period commencing on the Drawdown Date of such Revolving Credit Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (A) for any Base Rate Loan, the last day of the calendar quarter; and (B) for any LIBOR Rate Loan, 1, 2, 3 or 6 months; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to
                    --------
Interest Periods are subject to the following:



          (a) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

          (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (c) if the Borrower shall fail to give notice as provided in (S)2.7, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

          (d) any Interest Period relating to any LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of the corresponding calendar month; and

          (e) any Interest Period relating to any Revolving Credit Loan that would otherwise extend beyond the Revolving Credit Maturity Date shall end on the Revolving Credit Maturity Date.

     Investment Company Act. The Investment Company Act of 1940, as amended from
     ----------------------
time to time.

     Investments.  All expenditures made and all liabilities incurred
     -----------
(contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     LIBOR Business Day.  Any day on which commercial banks are open for
     ----- -------- ---
international business (including dealings in Dollar deposits) in London, England or such other interbank market as may be selected by the Bank in its sole discretion acting in good faith.

     LIBOR Lending Office.  Initially, the Bank's Head Office; thereafter, such
     ----- ------- ------
other office of the Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

     LIBOR Rate.  For any Interest Period with respect to a LIBOR Rate Loan, the
     ----- ----
rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to the Interest Period for such LIBOR Rate Loan, which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two LIBOR Business Days preceding the first day of the Interest Period of such LIBOR Rate Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to such Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. London Time on the day that is two (2) LIBOR Business Days prior to the beginning of such Interest Period. If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank markets at approximately 11:00 a.m. London time on the day that is two (2) LIBOR Business Days preceding the first day of such Interest Period as selected by the Calculation Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two LIBOR Business Days preceding the first day of such Interest Period. In the event that the Bank is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate cannot be determined.

     In the event that the Board of Governors of the Federal Reserve System shall impose a LIBOR Reserve Rate, then for any period during which such LIBOR Reserve Rate shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

     LIBOR Rate Loans.  Revolving Credit Loans bearing interest calculated by
     ----------------
reference to the LIBOR Rate.

     LIBOR Reserve Rate.  For any day with respect to a LIBOR Rate Loan, the
     ----- ------- ----
maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "LIBOR Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The LIBOR Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Rate.

     Loan Documents.  This Credit Agreement, the Note and any and all other
     ---- ---------
documents and instruments required to be delivered pursuant to this Agreement, in each case as amended and in effect from time to time.

     Loan Request.  See (S)2.6.
     ---- -------

     MassMutual Agreement.  The Note Agreement dated November 5, 1993 between
     ---------- ---------
the Company and Massachusetts Mutual Life Insurance Company, without giving effect to any amendments to (or termination of) such agreement after the date of this Agreement.

     Multiemployer Plan.  Any multiemployer plan within the meaning of (S)3(37)
     ------------- ----
of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     Note.  See (S)2.4.
     ----

     Note Record.  A Record with respect to a Note.
     -----------

     Obligations.  All indebtedness, obligations and liabilities of the Borrower
     -----------
to the Bank arising or incurred under this Credit Agreement or in respect of any of the Revolving Credit Loans, whether existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

     Outstanding.  With respect to the Revolving Credit Loans, the aggregate
     -----------
unpaid principal thereof as of any date of determination.

     PBGC.  The Pension Benefit Guaranty Corporation created by (S)4002 of ERISA
     ----
and any successor entity or entities having similar responsibilities.

     Permitted Liens.  Liens, security interests and other encumbrances
     --------- -----
permitted by (S)6.2.

     Person.  Any individual, corporation, limited liability company,
     ------
partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Record.  The grid attached to the Note, or the continuation of such grid,
     ------
or any other similar record, including computer records, maintained by the Bank with respect to any Revolving Credit Loans.

     Revolving Credit Maturity Date.  May 31, 2005.
     ------------------------------

     Revolving Credit Loans.  Revolving credit loans made or to be made by the
     --------- ------ -----
Bank to the Borrower pursuant to (S)2.

     Subsidiary.  Any corporation, association, trust, limited liability
     ----------
company, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

     Temporary Indebtedness.  Any Indebtedness incurred for temporary,
     ----------------------
extraordinary or emergency purposes having a maturity not in excess of 360 days.

     Total Assets.  At any date, all assets of the Borrower which in accordance
     ------------
with generally accepted accounting principles would be classified as assets upon a balance sheet of the Borrower prepared as of such date.

     Total Liabilities.  At any date, all liabilities of the Borrower which in
     -----------------
accordance with generally accepted accounting principles would be classified as liabilities upon a balance sheet of the Borrower prepared as of such date, including without limitation all Indebtedness of the Borrower.

     Total Funded Debt.  On any date, (a) all indebtedness of the Borrower for
     -----------------
borrowed money, and (b) any other indebtedness of the Borrower which is evidenced by a note, bond, debenture or similar instrument or which is included in clauses (a) through (g) of the definition herein of Indebtedness.

     Type.  As to any Revolving Credit Loan, its nature as a Base Rate Loan or a
     ----
LIBOR Rate Loan.

     Voting Stock.  Stock or other equity or beneficial interests, of any class
     ------ -----
or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust, limited liability company or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

          (S)1.2.  Rules of Interpretation.
                   -----------------------

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f)  The words "include", "includes" and "including" are not limiting.

          (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of Connecticut, have the meanings assigned to them therein.

          (h) Reference to a particular "(S)" refers to that section of this Credit Agreement unless otherwise indicated.

          (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

     (S)2.  THE REVOLVING CREDIT FACILITY.

          (S)2.1. Commitment to Lend. Subject to the terms and conditions set
                  ------------------
forth in this Credit Agreement, the Bank agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Maturity Date upon notice by the Borrower to the Bank given in accordance with (S)2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to the Commitment. Each request for a Revolving Credit Loan hereunder (other than requests for conversion or continuation pursuant to (S)2.7) shall constitute a representation and warranty by the Borrower that the conditions set forth in (S)8 and (S)9, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and (S)9, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

          (S)2.2. Facility Fee. The Borrower agrees to pay to the Bank a
                  ------------
facility fee calculated at a rate per annum equal to the product of (a) 0.15%,
                                  ---------
multiplied by (b) the total amount of the Commitment (regardless of how much thereof is borrowed). The facility fee shall be payable quarterly in arrears on the last day of each calendar quarter for the calendar quarter then ending, commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Commitment shall terminate.

          (S)2.3. Voluntary Reduction of Commitment. The Borrower shall have the
                  ---------------------------------
right at any time and from time to time upon five (5) Business Days' prior written notice to the Bank to reduce by $1,000,000 or an integral multiple of $500,000 in excess thereof or terminate entirely the Commitment. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Bank the full amount of the facility fee then accrued on the amount of the reduction in accordance with (S)2.2 hereof. No reduction or termination of the Commitment may be reinstated.

          (S)2.4. The Note. The Revolving Credit Loans shall be evidenced by a
                  --------
promissory note of the Borrower in substantially the form of Exhibit A hereto
                                                             ---------
(the "Note"), dated as of the Closing Date and completed with appropriate insertions. The Note shall be payable to the order of the Bank in a principal amount equal to the Commitment. The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on the Bank's Note, an appropriate notation on the Bank's Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the Note Record shall be prima facie evidence of the principal amount thereof
                         -----------
owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on the Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

          (S)2.5. Interest on Revolving Credit Loans. Except as otherwise
                  ----------------------------------
provided in (S)3.9,

          (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Base Rate.

          (b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the LIBOR Rate determined for such Interest Period, plus 0.37% per annum.
                 ----

          (c) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

          (S)2.6. Requests for Revolving Credit Loans. The Borrower shall give
                  -----------------------------------
to the Bank written notice (by facsimile or otherwise) in the form of Exhibit B
                                                                      ---------
hereto (or telephonic notice confirmed in a writing (by facsimile or otherwise) in the form of Exhibit B hereto) of each Revolving Credit Loan requested
               ---------
hereunder (a "Loan Request") no less than (a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) LIBOR Business Days prior to the proposed Drawdown Date of any LIBOR Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Bank on the proposed Drawdown Date. Each Loan Request for a LIBOR Rate Loan shall be in a minimum aggregate amount of $500,000 or whole multiple of $500,000 in excess thereof and each Loan Request for a Base Rate Loan shall be in a minimum aggregate amount of $100,000 or an integral multiple of $100,000 in excess thereof.

          (S)2.7. Conversion Options.
                  ------------------


          (a) The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (i) with respect to any such conversion of a Revolving Credit Loan
--------
to a Base Rate Loan, the Borrower shall give the Bank at least one (1) Business Day's prior written notice (by facsimile or otherwise) of such election; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Bank at least three (3) LIBOR Business Days' prior written notice of such election; (iii) with respect to any such conversion of a LIBOR Rate Loan into a Revolving Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and (iv) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred. On the date on which a conversion is being made to a LIBOR Rate Loan, the Bank shall take such action as is necessary to transfer the Revolving Credit Loans that are being converted to its LIBOR Lending Office. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal
        --------
amount of $500,000 or
an integral multiple of $500,000 in excess thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

          (b) Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in (S)2.7(a); provided that no LIBOR Rate Loan may be continued as
                        --------
such when any Default or Event of Default has occurred, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending after the occurrence of any Default or Event of Default.

          (c) Any conversion to or from LIBOR Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $500,000 or an integral multiple of $500,000 in excess thereof. Notwithstanding anything to the contrary contained herein, at no time shall there be, in the aggregate, more than six (6) different Interest Periods with respect to outstanding LIBOR Rate Loans.

          (S)2.8. Funds for Revolving Credit Loan. Not later than 1:00 p.m.
                  -------------------------------
(Hartford time) on the proposed Drawdown Date of any Revolving Credit Loans, upon receipt of the documents required by (S)(S)8 and 9, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and (S)9, in the case of all other Revolving Credit Loans, on the date of such request and the satisfaction of the other conditions set forth therein, to the extent applicable, the Bank will make available to the Borrower the aggregate amount of such Revolving Credit Loans.

          (S)2.9. Maturity. The Borrower promises to pay on the Revolving Credit
                  --------
Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

          (S)2.10. Mandatory Repayments of Revolving Credit Loans. If at any
                   ----------------------------------------------
time the sum of the outstanding amount of the Revolving Credit Loans exceeds the Commitment, then the Borrower shall immediately pay the amount of such excess to the Bank for application to the Revolving Credit Loans. Each such partial prepayment shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans.

          (S)2.11. Optional Repayments of Revolving Credit Loans. The Borrower
                   ---------------------------------------------
shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that if any full or partial prepayment of the outstanding
         --------
amount of any LIBOR Rate Loans pursuant to this (S)2.11 is made on a day other than the last day of the Interest Period relating thereto, then the Borrower shall be obligated to pay any actual loss, cost or expense associated with the prepayment of LIBOR Rate Loans in accordance with
(S)3.8 hereof. The Borrower shall give the Bank, no later than 10:00 a.m., Hartford time, at least one (1) Business Day's prior written notice (by facsimile or otherwise) of any proposed prepayment pursuant to this (S)2.11 of Base Rate Loans, and three (3) LIBOR Business Days' prior written notice (by facsimile or otherwise) of any proposed prepayment pursuant to this (S)2.11 of LIBOR Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in a principal amount of (a) $100,000 or an integral multiple thereof with respect to Base Rate Loans and (b) $500,000 or an integral multiple of $500,000 in excess thereof with respect to LIBOR Rate Loans, and each such prepayment shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans.

     (S)3.  CERTAIN GENERAL PROVISIONS.

          (S)3.1.  Funds for Payments.
                   ------------------

          (a) All payments of principal, interest, facility fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Bank, at the Bank's Head Office or at such other location that the Bank may from time to time designate, in each case in immediately available funds.

          (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made in Dollars in immediately available funds without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Bank, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Bank to receive the same net amount which the Bank would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. The Bank shall be entitled to charge any account of the Borrower with the Bank for any sum due and payable by the Borrower to the Bank hereunder or under any of the other Loan Documents.

          (S)3.2. Computations. All computations of interest on the Revolving
                  ------------
Credit Loans and of facility fees and other fees shall, unless otherwise expressly provided herein, be based on a 365 (or 366) day year for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Advances, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Revolving Credit Loans as reflected on the Note Records from time to time shall, in the absence of manifest error, be considered correct and binding on the Borrower;
provided, that within five (5) Business Days after receipt of any notice by the
--------
Borrower of such outstanding amount, the Borrower may notify the Bank of its disagreement with such amount.

          (S)3.3. Inability to Determine LIBOR Rate. In the event prior to the
                  ---------------------------------
commencement of any Interest Period relating to any LIBOR Rate Loan the Bank shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable during any Interest Period, the Bank shall forthwith give notice of such determination to the Borrower (which shall be conclusive and binding on the Borrower). In such event (a) any Loan Request or Conversion Request with respect to LIBOR Rate Loans shall be automatically withdrawn, (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Bank to make LIBOR Rate Loans shall be suspended until the Bank determines that the circumstances giving rise to such suspension no longer exist, whereupon the Bank shall promptly so notify the Borrower.

          (S)3.4. Illegality. Notwithstanding any other provisions herein, if
                  ----------
any present or future law, regulation, treaty or directive, or the interpretation or application thereof shall make it unlawful for the Bank to make or maintain LIBOR Rate Loans, the Bank shall forthwith give notice of such circumstances to the Borrower, and thereupon (a) the commitment of the Bank to make LIBOR Rate Loans or convert Base Rate Loans to LIBOR Rate Loans shall forthwith be suspended and (b) the Revolving Credit Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by applicable law. The Borrower hereby agrees promptly to pay the Bank, upon demand by the Bank, any additional amounts that are reasonably necessary to compensate the Bank for any costs (but excluding loss of anticipated profits) incurred by the Bank in making any conversion in accordance with this (S)3.4, including any interest or fees payable by the Bank to lenders of funds obtained by it in order to make or maintain LIBOR Rate Advances hereunder.

          (S)3.5. Additional Costs, Etc. If any present or future applicable
                  ---------------------
law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Bank by any central bank or other fiscal, monetary or other governmental authority (whether or not having the force of law), shall:

          (a) subject the Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, the Commitment or the Revolving Credit Loans (other than taxes based upon or measured by the income or profits of the Bank), or

          (b) materially change the basis of taxation (except for change in taxes on income or profits) of payments to the Bank of the principal of or the interest on any Revolving Credit Loan or any other amounts payable to the Bank under this Agreement or any of the other Loan Documents, or

          (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any LIBOR Rate Reserve, special deposits, other reserves, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitment of an office of the Bank, or

          (d) impose on the Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Commitment, the Revolving Credit Loans, or any class of loans or commitments of which any of the Revolving Credit Loans forms a part, and the result of any of the foregoing is:

               (i) to increase the cost (excluding, however, any administration or bank overhead cost) to the Bank of making, funding, issuing, renewing, extending or maintaining any of the Revolving Credit Loans or the Commitment, or

               (ii) to reduce the amount of principal, interest or other amount payable to the Bank hereunder on account of the Commitment or any of the Revolving Credit Loans, or

               (iii) to require the Bank to make any payment or to forego any interest or other sum payable hereunder the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Bank from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by the Bank at any time and from time to time and as often as the occasion therefor may arise, pay to the Bank such additional amounts as will be sufficient to compensate the Bank for such additional cost, reduction, payment or foregone interest or other sum.

          (S)3.6. Capital Adequacy. If any present or future law, governmental
                  ----------------
rule, regulation, policy, guideline or directive (whether or not having the force or law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the minimum amount of capital required to be maintained by the Bank or any corporation controlling the Bank determines that the minimum amount of capital required to be maintained by it is increased by or based upon the existence of the Commitment or the Revolving Credit Loans, then the Bank may notify the Borrower of such fact. To the extent that the Bank reasonably determines that the costs of such increased capital requirements are not reflected in the interest rates applicable to Revolving Credit Loans, the Borrower and the Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate the Bank in light of these circumstances. If the Borrower and the Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the amounts payable hereunder shall increase by an amount that will, in the reasonable determination of the Bank, provide adequate compensation.

          (S)3.7. Certificate. A certificate setting forth any additional
                  -----------
amounts payable pursuant to (S)(S)3.4, 3.5 or 3.6 and a reasonable explanation of such amounts which are due, submitted by the Bank to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

          (S)3.8. Indemnity. The Borrower agrees to indemnify the Bank and to
                  ---------
hold the Bank harmless from and against any actual loss, cost or expense that the Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on all or any portion of any LIBOR Rate Advance as and when due and payable, including any such actual loss or expense arising from interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain LIBOR Rate Advance, (b) default by the Borrower in making a borrowing after the Borrower has given (or is deemed to have given) a Loan Request (c) default by the Borrower in making a conversion of any LIBOR Rate Advance after the Borrower has given (or is deemed to have given) a request for conversion in accordance with (S)2.6 or (d) the making of any payment of all or any portion of any LIBOR Rate Advance or the making of any conversion of all or any portion of such LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain any such LIBOR Rate Advances.

          (S)3.9.  Interest After Default.
                   ----------------------

          (a) Overdue (beyond any grace period) principal and (to the extent permitted by applicable law) interest on any Revolving Credit Loan and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the Default Rate until such amount shall be paid in full (after as well as before judgment).

          (b) After the occurrence of an Event of Default, the outstanding principal amount of the Revolving Credit Loans not overdue shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Bank pursuant to (S)21, bear interest at a rate per annum equal to the Default Rate.

     (S)4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants
           ------------------------------
to the Bank as follows:

          (S)4.1.  Authority.
                   ---------

          (a)  Organization and Existence. The Borrower (i) is a business trust
               --------------------------
duly organized and validly existing under the laws of the Commonwealth of Massachusetts, and (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated.

          (b)  Authorization. The execution, delivery and performance of this
               -------------
Credit Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of the Borrower, (ii) have been duly authorized by all necessary proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower and (iv) do not conflict with any provision of the trust instruments of, or any agreement or other instrument binding upon, the Borrower.

          (c)  Enforceability. The execution and delivery of this Credit
               --------------
Agreement and the other Loan Documents to which the Borrower is or is to become a party will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

          (S)4.2. Governmental Approvals. The execution, delivery and
                  ----------------------
performance by the Borrower of this Credit Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

          (S)4.3. Title to Properties; Leases. The Borrower owns all of the
                  ---------------------------
assets reflected in the balance sheet of the Borrower as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

          (S)4.4. Financial Statements. There has been furnished to the Bank a
                  --------------------
balance sheet and a statement of income of the Borrower for the fiscal year ended December 31, 1999, certified by the Borrower's independent certified public accountants and an unaudited balance sheet and an unaudited statement of income of the Borrower as at March 31, 2000. Such balance sheets and statements of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the periods reported therein. There are no contingent liabilities of the Borrower as of any such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

          (S)4.5. No Material Changes, Etc. Since the Balance Sheet Date there
                  ------------------------
has occurred no materially adverse change in the financial condition or business of the Borrower as shown on or reflected in the balance sheet of the Borrower as at the Balance Sheet Date, or the statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower.

          (S)4.6. Franchises, Patents, Copyrights, Etc. The Borrower possesses
                  ------------------------------------
all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

          (S)4.7. Litigation. There are no actions, suits, proceedings or
                  ----------
investigations of any kind pending or threatened against the Borrower before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower or materially impair the right of the Borrower to carry on business substantially as now conducted by it, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of the Borrower, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

          (S)4.8. No Materially Adverse Contracts, Etc. The Borrower is not
                  ------------------------------------
subject to any restriction under its trust instruments or applicable law, or under any judgment, decree, order, rule or regulation, that has had or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower. The Borrower is not a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower.

          (S)4.9. Compliance with Trust Instruments, Laws, Etc. The Borrower is
                  --------------------------------------------
not in violation of any provision of its trust instruments, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule, regulation or law (including, without limitation, Environmental laws, securities laws, investment company laws, and ERISA), in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower.

          (S)4.10. Filings with the Commission. The Borrower has filed all
                   ---------------------------
reports and other information and documents which it has been required to file with the Commission during the past two (2) years pursuant to the 1934 Act and the Investment Company Act. All such filings have complied in all material respects with the requirements of the 1934 Act and the Investment Company Act, as the case may be, and such documents, when so filed, did not contain any misstatement of a material fact or omit any material fact necessary to be stated in order to make the statements therein not misleading.

          (S)4.11. Tax Status. The Borrower (a) has made or filed all federal
                   ----------
and state income tax returns and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

          (S)4.12. No Event of Default. No Default or Event of Default has
                   -------------------
occurred.

          (S)4.13. Investment Company Act and Nature of Business. The Borrower
                   ---------------------------------------------
is a closed end registered investment company, and the Borrower is, and will be after giving effect to the execution, delivery and performance of this Agreement, in compliance with all requirements of the Investment Company Act, including without limitation Section 18 thereof.

          (S)4.14. Compliance with Margin Rules. The execution, delivery and
                   ----------------------------
performance by the Borrower of this Agreement, the Note and the other Loan Documents and the transactions contemplated hereunder and thereunder will not violate Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

          (S)4.15. Non-Affiliation with Bank. Neither the Bank nor any Affiliate
                   -------------------------
of the Bank individually or in the aggregate owns, controls or holds with the power to vote, 5% or more of the outstanding shares of the Borrower and neither the Borrower nor any Affiliate of the Borrower, directly or indirectly, individually or in the aggregate, owns, controls or holds with power to vote, 5% or more of the outstanding voting securities of the Bank or any Affiliate of the Bank or any such Affiliate of the Borrower.

          (S)4.16. No Common Control or Officers, Directors, Etc. Neither the
                   ---------------------------------------------
Borrower nor any Affiliate of Borrower, directly or indirectly, individually or in the aggregate, controls or is controlled by or under common control with the Bank or any Affiliate of the Bank known to the Borrower or any such Affiliate of the Borrower. Furthermore, no officer, director, trustee or employee of the Borrower or any Affiliate of the Borrower is an Affiliated Person of the Bank or of any Affiliate of the Bank or any such Affiliate of the Borrower.

          (S)4.17. Subsidiaries, etc. The only Subsidiaries of the Borrower are
                   -----------------
set forth on Schedule 4.17 attached hereto.
             -------------

     (S)5. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and
           -------------------------------------
agrees that, so long as any Revolving Credit Loan or Note is outstanding or the Bank has any obligation to make any Revolving Credit Loan:

          (S)5.1. Punctual Payment. The Borrower will duly and punctually pay or
                  ----------------
cause to be paid the principal and interest on the Revolving Credit Loan and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

          (S)5.2. Maintenance of Office. The Borrower will maintain its chief
                  ---------------------
executive office in Springfield, Massachusetts, or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Bank, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

          (S)5.3. Records and Accounts. The Borrower will (a) keep true and
                  --------------------
accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves.

          (S)5.4. Financial Statements, Certificates and Information. The
                  --------------------------------------------------
Borrower will deliver to the Bank:

          (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, (i) a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such fiscal year and the related statements of operations and changes in net assets for such fiscal year, or (ii) if different from the foregoing, the statements which the Borrower is required to prepare under applicable laws and regulations as of the end of such period, all reported in a manner acceptable to the Commission, together with an audit report thereon issued by independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 60 days after the end of each quarterly period of each fiscal year of the Borrower, (i) a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such period and the related statements of operations and changes in net assets for such fiscal quarter, (ii) if different from the foregoing, the statements which the Borrower is required to prepare under applicable laws and regulations as of the end of such period, all certified (subject to normal year- end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer of the Borrower or accompanied by an audit report thereon issued by independent public accountants of nationally recognized standing;

          (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the chief financial officer or treasurer of the Borrower in substantially the form of Exhibit C hereto and setting forth in reasonable detail computations evidencing
---------
compliance with the covenant contained in (S)7, the other matters set forth in Exhibit C, and (if applicable) reconciliations to reflect changes in generally
---------
accepted accounting principles since the Balance Sheet Date;

          (d) promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Borrower's public shareholders or filed with the Commission (or any successor thereto) or any national securities exchange; and

          (e) from time to time such other financial data and information (including accountants' management letters) as the Bank may reasonably request.

          (S)5.5.  Notices.
                   -------

          (a)  Defaults. The Borrower shall promptly notify the Bank in writing
               --------
of the occurrence of any Default or Event of Default.

          (b)  Notice of Litigation and Judgments. The Borrower will give notice
               ----------------------------------
to the Bank in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or to which the Borrower is or becomes a party involving an uninsured claim against the Borrower that could reasonably be expected to have a materially adverse effect on the Borrower and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Bank, in writing, in form and detail satisfactory to the Bank, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower in an amount in excess of $1,000,000.

          (S)5.6. Existence; Maintenance of Properties. The Borrower will do or
                  ------------------------------------
cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises. It (a) will cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will continue to engage solely in the business of a closed end management non-diversified investment fund.

          (S)5.7. Insurance The Borrower will maintain with financially sound
                  ---------
and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

          (S)5.8. Taxes. The Borrower will duly pay and discharge, or cause to
                  -----
be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid
--------
if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower
                                            ----------------
will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

          (S)5.9. Inspection of Properties and Books, Etc. The Borrower shall
                  ---------------------------------------
permit the Bank to visit and inspect any of the properties of the Borrower, to examine the books of account of the Borrower (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Bank may reasonably request.

          (S)5.10. Compliance with Laws, Contracts, Licenses, and Permits. The
                   ------------------------------------------------------
Borrower will comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, securities laws, investment company laws, and ERISA, (b) the provisions of its trust instruments and other organizational documents, (c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower is a party, the Borrower will immediately take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Bank with evidence thereof.

          (S)5.11. Use of Proceeds. The Borrower will apply the proceeds from
                   ---------------
the Revolving Credit Loans for general business purposes. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of the proceeds from Revolving Credit Loans) will violate or result in a violation of Section 7 of the 1934 Act.

          (S)5.12. Investment Company Act and Nature of Business. The Borrower
                   ---------------------------------------------
will continue at all times to be a closed end registered investment company, the Borrower will at all times be in compliance with all requirements of the Investment Company Act, and the Borrower will maintain its status as a "regulated investment company" under the Internal Revenue Code at all times and will make sufficient distributions to qualify as a "regulated investment company" pursuant to subchapter M of the Internal Revenue Code.

          (S)5.13. Maintenance of Babson Contract. The Borrower will maintain in
                   ------------------------------
effect at all times, and will not amend or grant any waiver under, its Investment Services Contract with David L. Babson & Company Inc., if the effect of such amendment or waiver is material and adverse to the Borrower.

          (S)5.14. Extension of MassMutual Agreement. The Borrower will cause
                   ---------------------------------
the term of the MassMutual Agreement and the maturity date of the $20 million promissory notes issued pursuant to the MassMutual Agreement to be extended, prior to the current maturity date thereof, to a date not earlier than November 15, 2007; none of the terms of the MassMutual Agreement or the notes issued thereunder shall be amended after the date hereof in a manner adverse to the Borrower (except pursuant to an agreement acceptable to the Bank in which the term of such agreement and the maturity date of such note are extended as aforesaid); no prepayment shall be made of the indebtedness existing thereunder; no default shall occur thereunder; and such agreement shall remain in full force and effect.

          (S)5.15. Further Assurances. The Borrower will cooperate with the Bank
                   ------------------
and execute such further instruments and documents as the Bank shall reasonably request to carry out to its satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

     (S)6. CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants
           ------------------------------------------
and agrees that, so long as any Revolving Credit Loan or Note is outstanding or the Bank has any obligation to make any Revolving Credit Loan:

          (S)6.1. Restrictions on Indebtedness. The Borrower will not issue any
                  ----------------------------
"senior security" (as defined in the Investment Company Act) or create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a)  Indebtedness to the Bank arising under any of the Loan Documents;

          (b) current liabilities incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

          (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of (S)5.8;

          (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

          (f) Indebtedness existing on the date hereof and listed and described on Schedule 6.1 hereto, together with any refinancings thereof that do not
   ------------
increase the amount of any such Indebtedness above the amount owed thereon at the time of the refinancing;

          (g) other Temporary Indebtedness not described above in an aggregate amount not in excess of 5% of Borrower's Total Assets at any time.

          (S)6.2. Restrictions on Liens. The Borrower will not (a) create or
                  ---------------------
incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or
(f) enter into or permit to exist any arrangement or agreement (other than
(S)9.9 of the MassMutual Agreement) which directly or indirectly prohibits the Borrower from creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind provided that the
                                                           --------
Borrower may create or incur or suffer to be created or incurred or to exist:

               (i) liens to secure taxes, assessments and other government charges in respect of obligations not overdue;

               (ii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

               (iii) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by (S)6.1(d);

               (iv) liens (in addition to liens excepted by clauses (i) through (iii) above) on its properties and assets so long as the fair value of such properties and assets (as reasonably determined by the Bank) does not exceed, in the aggregate, fifteen percent (15%) of the Total Assets of the Borrower at any time.

          (S)6.3. Restrictions on Investments. The Borrower will not make or
                  ---------------------------
permit to exist or to remain outstanding any Investment except Investments in readily marketable securities, private placement securities, and publicly traded securities (so long as none of the foregoing result in the Borrower having a Subsidiary), and the Borrower will not:

          (a) make short sales, purchase securities on margin or engage in transactions in puts, calls or combinations thereof, except that the Borrower may acquire conversion rights, warrants or other similar rights included in equity related debt;

          (b)  issue senior securities (as defined in the Investment Company
Act), borrow money or pledge its assets, except to the extent expressly permitted in this (S)6;

          (c) engage in the business of underwriting the securities of other issuers;

          (d) concentrate its investment in any one industry, or purchase securities of an issuer if immediately after such purchase more than 25% in value of the Borrower's Total Assets would be invested in the industry to which such issuer belongs (it being understood that the United States government is not a member of any industry);

          (e) purchase or sell real estate or real estate mortgage loans or any interest therein, except that the Borrower may purchase or sell securities (including secured securities) of entities which own real estate or interests therein;

          (f)  purchase or sell commodities or commodity contracts;

          (g) make loans to other persons, except that the Borrower may purchase or agree to purchase debt securities, to the extent otherwise permitted hereunder;

          (h) invest for the purpose or effect of exercising control or management of any entity.


          (S)6.4.  Merger, Consolidation and Disposition of Assets.
                   -----------------------------------------------

          (a) The Borrower will not become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition or to organize, acquire or own any Subsidiary, other than, in each case as long as no Default or Event of Default shall have occurred or would result therefrom,
(i) the acquisition of assets (not including a Subsidiary) in the ordinary course of business consistent with past practices, and (ii) Investments described in (S)6.3 above.

          (b) The Borrower will not become a party to or agree to or effect any disposition of assets, other than in the ordinary course of business.

          (S)6.5. No Restrictions on Pledge. Except as provided in (S)9.9 of the
                  -------------------------
MassMutual Agreement, the Borrower will not agree with any third party to limit, prohibit or restrict in any way the ability or right of the Borrower to grant to the Bank liens on or security interests in any of its properties and assets.

          (S)6.6. Compliance with MassMutual Agreement. The Borrower will comply
                  ------------------------------------
at all times in all material respects with all covenants and agreements of the Borrower in the MassMutual Agreement.

          (S)6.7. Non-Affiliation with the Bank. The Borrower will not directly
                  -----------------------------
or indirectly, individually or in the aggregate, own, control or hold with power to vote, 5% or more of the voting securities of the Bank or any Affiliate of the Bank, and the Borrower will use its best efforts to ensure that none of the Borrower or any of its officers, directors, trustees or employees is or becomes an Affiliated Person of the Bank or any Affiliate of the Bank known to the Borrower.

          (S)6.8. ERISA. The Borrower will not become a member of any ERISA
                  -----
Group and will not have any liability in respect of any Plan or Multiemployer Plan subject to ERISA.

          (S)6.9. Existence as Investment Company and Maintenance of Investment
                  -------------------------------------------------------------
Objective. The Borrower will remain a closed end non-diversified management
---------
investment Company, as defined in Sections 3, 4 and 5 of the Investment Company Act, registered as such pursuant to such Act.

          (S)7. FINANCIAL COVENANT OF THE BORROWER.  The Borrower covenants
                -----------------------------------
and agrees that, so long as any Revolving Credit Loan or Note is outstanding or the Bank has any obligation to make any Revolving Credit Loan:

          (S)7.1. Ratio of Assets Minus Liabilities (other than Total Funded
                  ----------------------------------------------------------
Debt) to Total Funded Debt. The Borrower will maintain a ratio of (a) its Total
--------------------------
Assets minus its Total Liabilities (other than Total Funded Debt) to (b) its Total Funded Debt, of not less than 3.0 to 1.0 at all times.

          (S)8. CLOSING CONDITIONS. The obligations of the Bank to make the
                ------------------
initial Revolving Credit Loans shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

          (S)8.1. Loan Documents. Each of the Loan Documents shall have been
                  --------------
duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Bank. The Bank shall have received a fully executed copy of each such document.

          (S)8.2. Certified Copies of Organizational Documents. The Bank shall
                  --------------------------------------------
have received from the Borrower a copy, certified by a duly authorized officer of the Borrower to be true and complete on the Closing Date, of its declaration of trust and other organizational documents as in effect on such date of certification.

          (S)8.3. Authorization Action. All action necessary for the valid
                  --------------------
execution, delivery and performance by the Borrower of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Bank shall have been provided to the Bank.

          (S)8.4. Incumbency Certificate. The Bank shall have received from the
                  ----------------------
Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, each of the Loan Documents to which the Borrower is or is to become a party; (b) to make Loan Requests and Conversion Requests; and (c) to give notices and to take other action on its behalf under the Loan Documents.

          (S)8.5. Financial Condition. The Bank shall be satisfied that the
                  -------------------
financial information previously delivered to it fairly presents the business and financial condition of the Borrower as at the close of business on the Balance Sheet Date and the results of operations for the periods covered by such information, and that there has been no material adverse change in the business, assets or financial condition of the Borrower since such date.

          (S)8.6. Regulatory Approvals. The Bank shall have received all
                  --------------------
necessary regulatory approvals and evidence of compliance with all state and Federal laws, including but not limited to Federal Reserve Board regulations and state and Federal securities laws, applicable to any of the parties to the transactions.

          (S)8.7. Opinion of Counsel. The Bank shall have received a favorable
                  ------------------
legal opinion addressed to the Bank, dated as of the Closing Date, in form and substance satisfactory to the Bank, from counsel to the Borrower.


     (S)9. CONDITIONS TO ALL BORROWINGS. The obligations of the Bank to make any
           ----------------------------
Revolving Credit Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

          (S)9.1. Representations True; No Event of Default. Each of the
                  -----------------------------------------
representations and warranties of the Borrower contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Revolving Credit Loan with the same effect as if made at and as of that time and no Default or Event of Default shall have occurred. The Bank shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

          (S)9.2. Proceedings and Documents. All proceedings in connection with
                  -------------------------
the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Bank and to the Bank's Special Counsel, and the Bank and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Bank may reasonably request.

          (S)9.3. MassMutual Agreement. The Borrower shall have provided to the
                  --------------------
Bank evidence satisfactory to the Bank that Massachusetts Mutual Life Insurance Company has agreed to extend the term of the MassMutual Agreement and the maturity date of the promissory note issued pursuant to the MassMutual Agreement to a date no earlier than November 15, 2007; none of the terms of the MassMutual Agreement or the notes issued thereunder shall have been amended after the date hereof in a manner adverse to the Borrower (except pursuant to an agreement acceptable to the Bank in which the term of such agreement and the maturity date of such note are extended as aforesaid); no prepayment shall have been made of the indebtedness existing thereunder; no default shall have occurred thereunder; and such agreement shall remain in full force and effect.


     (S)10.  EVENTS OF DEFAULT; ACCELERATION; ETC.

          (S)10.1. Events of Default and Acceleration. If any of the following
                   ----------------------------------
events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

          (a) the Borrower shall fail to pay when due any principal of any Revolving Credit Loan when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrower shall fail to pay, within five days of the applicable due date, any interest on any Revolving Credit Loan, the Facility Fee, or any other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c) the Borrower shall fail to comply with any of its covenants contained in (S)5.5, (S)6 or (S)7;

          (d) the Borrower shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this (S)10.1) for fifteen (15) days after written notice of such failure has been given to the Borrower by the Bank;

          (e) any representation or warranty of the Borrower in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this

Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (f) the Borrower shall fail to pay when due, or within any applicable period of grace, any obligation for borrowed money or credit received in excess of $1,000,000 in the aggregate outstanding and/or in respect of any Capitalized Leases or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received in excess of $1,000,000 in the aggregate outstanding and/or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

          (g) the Borrower shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or of any substantial part of the assets of the Borrower or shall commence any case or other proceeding relating to the Borrower under the bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower and the Borrower shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not be dismissed within sixty (60) days of the filing thereof;

          (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, any final judgment against the Borrower that, with other outstanding final judgments undischarged against the Borrower, exceeds in the aggregate $1,000,000; or

          (j) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Bank shall have determined in its discretion that such event reasonably could be expected to result in liability of the Borrower to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

then, and in any such event, so long as the same may be continuing, the Bank may, by notice in writing to the Borrower, declare all amounts owing with respect to this Credit Agreement and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event
                                         --------
of Default specified in (S)(S)10.1(g) or 10.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Bank.

          (S)10.2. Termination of Commitment. If any one or more of the Events
                   -------------------------
of Default specified in (S)10.1(g) or (S)10.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and the Bank shall be relieved of all further obligations to make Revolving Credit Loans to the Borrower. If any other Event of Default shall have occurred, the Bank may, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and the Bank shall be relieved of all further obligations to make Revolving Credit Loans. No termination of the credit hereunder shall relieve the Borrower of any of the Obligations.

          (S)10.3. Remedies. In case any one or more of the Events of Default
                   --------
shall have occurred, and whether or not the Bank shall have accelerated the maturity of the Revolving Credit Loans pursuant to (S)10.1, the Bank, if owed any amount with respect to the Revolving Credit Loans, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to the Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte
                                                              -- -----
appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Bank. No remedy herein conferred upon the Bank is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     (S)11. SETOFF. The Borrower hereby grants to the Bank a lien, security
            ------
interest and right of setoff as security for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of Fleet Financial Group, Inc. or in transit to any of them. After the occurrence of any Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to the Obligations or any other liability or obligation of the Borrower, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, even though unmatured and regardless of the adequacy of any other collateral securing the Revolving Credit Loans.

     (S)12. EXPENSES. The Borrower agrees to pay (a) the fees, expenses,
            --------
disbursements and out-of-pocket expenses of the Bank (including, without limitation, reasonable legal expenses) incurred by the Bank in connection with the preparation, administration, amendment, modification or interpretation of the Loan Documents and other instruments mentioned herein; and (a) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of the Bank, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by the Bank in connection with the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the administration thereof after the occurrence of a Default or Event of Default (including, without limitation, any fees and expenses incurred by the Bank following the commencement by the Borrower of the Bankruptcy or insolvency proceedings). The covenants of this (S)12 shall survive payment or satisfaction of all other Obligations.

     (S)13. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless
            ---------------
the Bank and its officers, employees, affiliates, agents, and controlling persons from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower of the proceeds of any of the Revolving Credit Loans, (b) the Borrower entering into or performing this Credit Agreement or any of the other Loan Documents or (c) with respect to the Borrower and its properties and assets, the violation of any Environmental Law (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Bank shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this
(S)13 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this (S)13 shall survive payment or satisfaction in full of all other Obligations.

     (S)14. SURVIVAL OF COVENANTS, ETC. All covenants, agreements,
            --------------------------
representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Bank of any of the Revolving Credit Loans, and shall continue in full force and effect so long as any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or the Bank has any obligation to make any Revolving Credit Loans, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to the Bank at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

     (S)15. NOTICES, ETC. Except as otherwise expressly provided in this Credit
            ------------
Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

          (a) if to the Borrower, at MassMutual Corporate Investors, 1295 State Street, Springfield, Massachusetts 01111, Attention: Treasurer, or at such other address for notice as the Borrower shall last have furnished in writing to the Bank;

          (b)  if to the Bank, at 777 Main Street, Hartford, Connecticut 06115,
Attention: David Albanesi, Vice President, or such other address for notice as the Bank shall last have furnished in writing to the Borrower.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand (to a responsible officer of the party to which it is directed), or by overnight courier or facsimile (addressed to a responsible officer of the party to which it is directed), at the time of the receipt thereof by such party or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

     (S)16. GOVERNING LAW. THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE
            -------------
SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF CONNECTICUT AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CONNECTICUT OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN (S)15. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     (S)17. HEADINGS. The captions in this Credit Agreement are for convenience
            --------
of reference only and shall not define or limit the provisions hereof.

     (S)18. COUNTERPARTS. This Credit Agreement and any amendment hereof may be
            ------------
executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. A facsimile copy of a counterpart shall have the same effect as the original executed counterpart.

     (S)19. ENTIRE AGREEMENT, LOST NOTE, ETC. The Loan Documents and any other
            ---------------------------------
documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in (S)21. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other Loan Document, the Borrower will issue, in lieu thereof, a replacement Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

     (S)20. WAIVER OF JURY TRIAL. Each party hereto hereby waives its right to a
            --------------------
jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations or any course of conduct, course of dealings, statements (whether oral or written) or actions of any party. Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each party hereto (a) certifies that no representative, agent or attorney of any other party hereto has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the other parties hereto have been induced to enter into this Credit Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

     (S)21. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required
            ----------------------------------
or permitted by this Credit Agreement to be given by the Bank may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the Bank. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

     (S)22. COMMERCIAL TRANSACTION; PREJUDGMENT REMEDY WAIVER(S). THE BORROWER
            ----------------------------------------------------
REPRESENTS, WARRANTS AND ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE A PART IS A "COMMERCIAL TRANSACTION" WITHIN THE MEANING OF CHAPTER 903A OF CONNECTICUT GENERAL STATUTES, AS AMENDED. THE BORROWER HEREBY WAIVES ITS RIGHT TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES SECTIONS

52-278a ET. SEQ. AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES THE BANK MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS. MORE SPECIFICALLY, BORROWER ACKNOWLEDGES THAT THE BANK'S ATTORNEY MAY, PURSUANT TO CONN. GEN. STAT.
(S)52-278f, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER. THE BORROWER ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE BANK ACKNOWLEDGES BORROWER'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT. THE BORROWER FURTHER WAIVES ITS RIGHTS TO REQUEST THAT THE BANK POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT BORROWER AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY THE BANK.

     (S)23. USURY. All agreements between the Borrower and the Bank are hereby
            -----
expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the State of Connecticut from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and the Bank.

     (S)24. ASSIGNMENT; PARTICIPATION. The Bank shall have the unrestricted
            -------------------------
right at any time or from time to time, and without the Borrower's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an

"Assignee"); provided, that if any Assignee does not assume all of the Bank's obligations to the Borrower hereunder, then the Borrower shall continue to look to the Bank for performance of such obligations not assigned and the Bank shall not be relieved of such non-assigned obligations by reason of such assignment. The Borrower agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as the Bank shall deem reasonably necessary to effect the foregoing. In addition, at the request of the Bank and any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Bank has retained any of its rights and obligations hereunder following such assignment, to the Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by the Bank prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and the Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Bank in connection with such assignment, and the payment by Assignee of the purchase price agreed to by the Bank and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of the Bank hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Bank pursuant to the assignment documentation between the Bank and such Assignee, and the Bank shall be released from its obligations hereunder and thereunder to a corresponding extent. The Bank shall also have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower (or any guarantor), to grant to one or more banks or other financial institutions (each a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective Assignees and Participants, provided that the Bank shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information. In addition to the foregoing, the Bank may at any time pledge all or any portion of its rights under the Loan Documents including any portion of the Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section

341. No such pledge or enforcement thereof shall release Bank from its obligations under any of the Loan Documents.

     (S)25. SEVERABILITY. The provisions of this Credit Agreement are severable
            ------------
and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

     The foregoing is executed on behalf of the Borrower, which is a Trust, organized under Declaration of Trust dated September 13, 1985, as amended from time to time. The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but only the Trust's property shall be bound.

                        [Signatures Follow on Next Page]

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                              MASSMUTUAL CORPORATE
                               INVESTORS

                              By:  /s/ Clifford M. Noreen
                                 ------------------------
                                 Its Vice President

                              FLEET NATIONAL BANK,


                              By:
                                 -------------------------
                                 Its

                                                             EXHIBIT A

                              FLEET NATIONAL BANK

                                PROMISSORY NOTE
                                ---------------

                         MASSMUTUAL CORPORATE INVESTORS



$25,000,000                                                       June 29, 2000


     FOR VALUE RECEIVED, the undersigned, MASSMUTUAL CORPORATE INVESTORS, a Massachusetts business trust (the "Borrower"), promises to pay, on or before the Revolving Credit Maturity Date (as hereinafter defined by reference) to the order of FLEET NATIONAL BANK (the "Bank"), at 777 Main Street, Hartford, Connecticut 06115, or such location as may be designated by the Bank from time to time, in immediately available funds the principal sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000) or, if less, the aggregate unpaid principal amount of the Revolving Credit Loans (as defined below by reference) made by the Bank to the Borrower pursuant to the Credit Agreement to which reference is hereinafter made and to pay interest, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof until payment in full of such principal amount as provided in the Credit Agreement.

     This Note is made and delivered by the Borrower pursuant to (S)2.4 of the Revolving Credit Agreement dated as of June 29, 2000 by and among the Borrower and the Bank (as amended and in effect from time to time, the "Credit Agreement"), and is entitled to the benefits and is subject to the provisions of the Credit Agreement. All capitalized terms used herein which are defined in the Credit Agreement shall have the same meanings herein as therein.

     The Borrower also promises to pay interest on the aggregate unpaid principal amount of the Revolving Credit Loans outstanding until paid in full at the rates per annum set forth in or established pursuant to the Credit Agreement. Such interest shall be payable on such dates as are determined from time to time pursuant to the Credit Agreement and shall be calculated as therein provided.

     If any Event of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     The Borrower hereby waives presentment, demand, protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note, and also hereby assents to extensions of time of payment or forbearance or other indulgences without notice.

     This Note and the obligations of the Borrower hereunder shall be governed by, and interpreted and determined in accordance with, the laws of the State of Connecticut.

     The provisions of this Note are hereby limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of Connecticut from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.

     THE BORROWER REPRESENTS, WARRANTS AND ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A "COMMERCIAL TRANSACTION" WITHIN THE MEANING OF CHAPTER 903A OF CONNECTICUT GENERAL STATUTES, AS AMENDED. THE BORROWER HEREBY WAIVES ITS RIGHT TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278a ET. SEQ. AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES THE BANK MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS. MORE SPECIFICALLY, THE BORROWER ACKNOWLEDGES THAT THE BANK'S ATTORNEY MAY, PURSUANT TO CONN. GEN. STAT. (S)52-278f,

ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER. THE BORROWER ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE BANK ACKNOWLEDGES BORROWER'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT. THE BORROWER FURTHER WAIVES ITS RIGHTS TO REQUEST THAT THE BANK POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT BORROWER AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY THE BANK.



     The foregoing is executed on behalf of the Borrower, which is a Trust, organized under Declaration of Trust dated _________, 1985, as amended from time to time. The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust's property shall be bound.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name by its duly authorized officer on the day and in the year first above written.


                                     MASSMUTUAL CORPORATE INVESTORS



                                     By:
                                        ----------------------------
                                        Its

                                                              Exhibit B
                                                              ---------

                                 LOAN REQUEST



                                         _____________, 200__


Fleet National Bank
777 Main Street
Hartford, Connecticut 06115

Attn:   David Albanesi, Vice President

     Re:  MassMutual Corporate Investors
          ------------------------------

Ladies and Gentlemen:

     This Loan Request is delivered to you pursuant to Section 2.6 of the
                                                       -----------
Revolving Credit Agreement, dated as of June 29, 2000 (together with all the amendments, if any, from time to time made thereto, the "Credit Agreement"), between MassMutual Corporate Investors (the "Borrower") and Fleet National Bank (the "Bank"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Borrower hereby requests that a Revolving Credit Loan be made in the aggregate principal amount of $_______________ on _________, 200__ as a [Base Rate][LIBOR Rate] Loan. [If the Loan is to be a LIBOR Rate Loan: The Revolving Credit Loan requested hereby shall be for an Interest Period of [1,2,3, or 6] months.]

     The Borrower hereby acknowledges that, pursuant to the Credit Agreement, the delivery of this Loan Request and the acceptance by the Borrower of the proceeds of the Revolving Credit Loan requested hereby constitute a representation and warranty by the Borrower that, on the Drawdown Date of such Revolving Credit Loan, and before and after giving effect thereto and to the application of the proceeds therefrom, all representations and warranties set forth in the Credit Agreement are true and correct, all conditions in Sections 8 and 9 thereof have been satisfied, and, in particular, no Default or Event of Default has occurred.

     The Borrower agrees that if prior to the Drawdown Date of the Revolving Credit Loan requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Bank. Except to the extent, if any, that prior to the Drawdown Date of the Revolving Credit Loan requested hereby the Bank shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the Drawdown Date of such Revolving Credit Loan as if then made.

     The Borrower has caused this Loan Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this ____ day of ___________, 200__.

                              Very truly yours,

                              MassMutual Corporate Investors

                              By:
                                 ---------------------------
                                  Its

                                                      Exhibit C
                                                      ---------
                              COMPLIANCE CERTIFICATE
                              ---------- -----------

  The undersigned, the ___________ of MassMutual Corporate Investors, does hereby certify to Fleet National Bank as follows (capitalized terms having the meanings ascribed to them in the Revolving Credit Agreement between Fleet National Bank and MassMutual Corporate Investors):


1.  Ratio of Net Assets to Funded Debt
    ----------------------------------

   (i)   Total Assets as of the end of fiscal
         period ending on __________, ____.                    $
                                                                --------------
   (ii)  Total Liabilities (other than Total Funded Debt)
         as of such date                                       $
                                                                --------------
   (iii) Amount by which (i) exceeds (ii)                      $
                                                                --------------
   (iv)  Total Funded Debt as of such date                     $
                                                                --------------
   (v)   Ratio of (iii) to (iv)                                $
                                                                --------------

   (vi)  Minimum Ratio Permitted by the Credit Agreement          3.0 : 1.0
                                                                --------------

     2. The percentage of the Borrower's Total Assets that is invested in Non-Investment Grade Securities is ___%.

     3. The percentage of the Borrower's Total Assets that is invested in unrated securities that are not Non-Investment Grade Securities is ___%. A list of such unrated securities that are not Non-Investment Grade Securities, including the amount of each that is owned by the Borrower, is attached hereto as Schedule B.

     4. The percentage of the Borrower's Total Assets that is subject to any lien (except for liens described in clauses (i) through (iii) of (S)6.2 of the Revolving Credit Agreement) is __%.

     5. There have been no changes by the Borrower in accounting principles since the Balance Sheet Date except _____________________ [set forth reconciliation in accordance with the Revolving Credit Agreement].



                                      ------------------------------
                                      Title:________________________
                                      Date:_________________________

                                 SCHEDULE 4.14



                                  SUBSIDIARIES



                             MMCI Subsidiary Trust.

                                  SCHEDULE 6.1

                                  INDEBTEDNESS

The Note Agreement dated November 5, 1993 between MassMutual Corporate Investors and Massachusetts Mutual Life Insurance Company, whereby MassMutual Corporate Investors issued $20,000,000 Senior Convertible Fixed Rate Notes due
November 15, 2000.

AMENDMENT NO. 1 TO NOTE AGREEMENT

      This Amendment No. 1 to Note Agreement (the "Amendment") is made this 29th day of June, 2000, by and between MassMutual Corporate Investors, a Massachusetts business trust (the "Trust"), and Massachusetts Mutual Life Insurance Company, a mutual life insurance company organized and existing under the laws of The Commonwealth of Massachusetts (the "Purchaser"). This Amendment amends that certain Note Agreement made as of November 5, 1993, by and between the Trust and the Purchaser (the "Note Agreement"). Capitalized terms used herein without definition shall have the same meanings attributed to them in the Note Agreement.

      WHEREAS, the Trust has requested the Purchaser's consent to enter into a Revolving Credit Agreement with Fleet National Bank (the "Bank"), which would allow the Trust to borrow a principal amount of up to $25,000,000 (the "Credit Agreement");

      WHEREAS, the Purchaser has agreed to grant such consent subject to the terms and conditions set forth herein;

            NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Note Agreement as follows:

      1. Section 9.7 Section 9.7 of the Note Agreement is hereby deleted in its entirety, and the following shall be inserted in substitution therefore:

              9.7 Indebtedness Prohibited. The Trust shall not incur or guarantee any indebtedness for money borrowed other than the Notes and indebtedness incurred under that certain Revolving Credit Agreement by and between the Trust and Fleet National Bank, dated June 29, 2000, as from time to time in effect; provided, however, the Trust may incur indebtedness in an aggregate amount not exceeding 5% of the Trust's total assets, which has a maturity date within 360 days from the date such indebtedness is incurred.

      2. Nothing in this Amendment shall be deemed a waiver of any other terms and conditions of the Note Agreement, except as specified herein. All other terms and provisions of the Note Agreement shall remain unchanged and in full force and effect.



IN WITNESS WHEREOF, the Trust and the Purchaser have executed this Amendment as of the date first written above.

The foregoing is executed on behalf of the Trust, organized under a Declaration of Trust, dated September 13, 1985, as amended from time to time. The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust's property only shall be bound.

MASSMUTUAL CORPORATE INVESTORS


By:________________________________
Name:  _____________________
Its:  __________________________



MASSACHUSETTS MUTUAL LIFE
INSURANCE COMPANY



By:    __________________________________
Name: ___________________________
Its:  ______________________________








For Period Ended 06/30/00
File No. 811-2183



77Q(e) New or Amended Investment Advisory Contract


Effective January 1, 2000, Massachusetts Mutual Life Insurance Company
(the "Former Investment Adviser") assigned its rights and interest in the Investment Advisory Contract and Administrative Services dated as of October 7, 1988 between it and Registrant to David L. Babson & Company Inc., which is a majority-owned subsidiary of the Former Investment Adviser. A copy of the Assignment and Novation Agreement is attached hereto.




                     MASSMUTUAL CORPORATE INVESTORS
                       ASSIGNMENT AND NOVATION AGREEMENT


      This Assignment Agreement is made as of January 1, 2000, by and among Massachusetts Mutual Life Insurance Company ("Assignor"), a life insurance company organized under the laws of the Commonwealth of Massachusetts and David
L. Babson and Company Inc. ("Assignee"), a Massachusetts corporation, and MassMutual Corporate Investors, a Massachusetts business trust (the "Trust").

      WHEREAS, the employees of Assignor's Investment Management Division, along with its investment management business, will be transferred to the Assignee as of January 1, 2000 pursuant to a corporate restructuring (the "Restructuring");

      WHEREAS, the Assignee is an investment adviser registered with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940, as amended, and the regulations promulgated thereunder;

      WHEREAS, the Assignor is a party to that certain Investment Services Contract dated July 1, 1988 (the "Contract"), by and between the Trust and Assignor, whereby Assignor agrees to provide investment services to the Trust;

      WHEREAS, the Assignor wishes to assign its rights, and transfer its obligations, under the Contract to Assignee, and Assignee wishes to succeed to such rights and assume the obligations of Assignor under the Contract;

      WHEREAS, the Restructuring will not result in a change in actual control or management of the Investment Management Division and accordingly will not result in an "assignment" (as defined in the Investment Company Act of 1940) of the Contract by virtue of Rule 2a-6 thereunder;

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

      1.    Assignment and Assumption.

      Effective as of January 1, 2000 (the "Effective Date"), Assignor hereby assigns, transfers and sets over to Assignee all the right, title and interest, powers, privileges and remedies of Assignor under the Contract, and Assignor hereby transfers and Assignee hereby assumes all duties, liabilities and obligations of Assignor under the Contract, with the exception of the duty to co-invest, which shall be retained by Assignor, as set forth below:

      (a) Assignor agrees to retain its duty, as set forth in Section 2 of the Contract, to request each issuer of securities which Assignor is prepared to purchase at direct placement, and which would be consistent with the investment policies of the Trust, to offer such securities also to the Trust, and Assignor will use its best efforts to insure that such request is acceded to.

      (b) Assignor agrees to retain its duty, as set forth in Section 5, to share expenses incurred jointly by Assignor and the Trust which are directly associated with the purchase of an issue (or part of an issue) of securities by both Assignor and the Trust or with the sale of securities by both Assignor and the Trust (including, without limitation, any expenses of the distribution of such securities registered for sale under the Securities Act of 1933), any such expenses to be shared by Assignor and the Trust in proportion to the amount each is purchasing or selling.

      (c) Assignor agrees to retain its duty, as set forth in Section 7 of the Contract, to invest concurrently with the Trust for its general account in each issue purchased by the Trust at direct placement, subject to such orders of the Securities and Exchange Commission as may apply.

      2.    Representations

      Each party hereby represents that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, (ii) it has power to execute and deliver this Assignment Agreement and to perform its obligations under this Assignment Agreement and has taken all necessary action to authorize such execution and delivery and performance of such obligations, (iii) its execution and delivery of this Assignment Agreement do not violate or conflict with any law, rule or regulation applicable to it, any provision of its charter or by-laws (or comparable constituent documents), any order or judgment of any court or other agency of government applicable to it or any of its assets, (iv) all authorizations of and exemptions, actions or approvals by, and all notices to or filings with any governmental or other authority that are required to have been obtained or made by the party at the time this representation is made with respect to this Assignment Agreement have been obtained or made and are in full force and effect and all conditions of any such authorizations, exemptions, actions or approvals have been complied with, and (v) this Assignment Agreement constitutes the party's legal, valid and binding obligation, enforceable against the party in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject as to enforceability to equitable principles or general application (regardless of whether enforcement is sought in a proceeding in equity or at law).

      3.    Trust's Agreement and Acceptance.

      The foregoing Assignment is hereby accepted and agreed to by the Trust. The Trust agrees that, except with respect to the ongoing duties of MassMutual set forth in clauses (a), (b) and (c) of Section 1, MassMutual is hereby released from its obligations under the Contract and the Trust shall look solely to Assignee for fulfillment of the obligations of MassMutual under the Contract.

      4.    Amendments

      No amendment of this Assignment Agreement will be effective unless in writing and signed by each of the parties.

      5.    Governing Law

      This Assignment Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to choice of law doctrine.

      6.    Counterparts

      This Assignment Agreement may be executed in counterparts, each of which may be deemed an original.


      IN WITNESS WHEREOF, the parties have executed this Assignment Agreement as of the date first above written.


MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY



By:  /s/Michael D. Hays
Name:   Michael D. Hays
Title:  Senior Vice President



DAVID L. BABSON AND COMPANY INCORPORATED



By:  /s/Robert E. Joyal
Name:   Robert E. Joyal
Title:  Senior Managing Director


Agreed to and accepted by:
MASSMUTUAL CORPORATE INVESTORS
The foregoing agreement is executed on behalf of the Trust under a Declaration of Trust, dated September 13, 1985, as amended, and as on file with the Secretary of the Commonwealth of Massachusetts. The obligations of the foregoing agreement are not binding upon any of the Trustees, shareholders, officers, employees or agents of the Trust individually but are binding only upon the assets and property of the Trust.


By:  /s/Charles C. McCobb, Jr.
Name:   Charles C. McCobb, Jr.
Title:  Chief Financial Officer